FORM 10f-3

THE BLACKROCK FUNDS

Record of Securities Purchased

Under the Trust’s Rule 10f-3 Procedures

1.

Name of Purchasing Portfolio:  BlackRock Senior High Income Fund, Inc. (ARK), Managed Account Series: High Income Portfolio (BATS-HINC), BlackRock Strategic Bond Trust (BHD), BlackRock High Yield Trust (BHY), BlackRock High Income Fund (BR-HIINC), BlackRock High Yield Bond Portfolio (BR-HIYLD), BlackRock High Income Portfolio (Ins - Series) (BVA-HI), BlackRock High Income V.I. Fund (Ins - Var Ser) (BVA-HY), BlackRock Corporate High Yield Fund, Inc. (COY), BlackRock Corporate High Yield Fund III, Inc. (CYE), BlackRock Debt Strategies Fund, Inc. (DSU), BlackRock High Income Shares (HIS), BlackRock Corporate High Yield Fund VI, Inc. (HYT), BlackRock Corporate High Yield Fund V, Inc. (HYV), MIST

BlackRock High Yield Portfolio (MIST-HY)

2.

Issuer:    United Refining Company

3.

Date of Purchase:  02/25/11

4.

Underwriter from whom purchased:  Credit Suisse Securities (USA) LLC

5.

Name of Affiliated Underwriter (as defined in the Trust’s procedures) managing or participating in syndicate: PNC Capital Markets LLC

a.

List Members of Underwriting Syndicate: Credit Suisse Securities (USA) LLC, RBC Capital Markets, LLC, PNC Capital Markets LLC, Gleacher & Company Securities, Inc.

6.

Aggregate principal amount purchased (out of total offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered)): (ARK) $350, 000 out of $365,000,000; (BATS-HINC) $180,000 out of $365,000,000; (BHD) $150,000 out of $365,000,000; (BHY) $70,000 out of $365,000,000; (BR-HIINC) $1,600,000 out of $365,000,000; (BR-HIYLD) $5,700,000 out of $365,000,000; (BVA-HI) $75,000 out of $365,000,000; (BVA-HY) $200,000 out of $365,000,000; (COY) $400,000 out of $365,000,000; (CYE) $425,000 out of $365,000,000; (DSU) $650,000 out of $365,000,000; (HIS) $200,000 out of $365,000,000; (HYT) $625,000 out of $365,000,000; (HYV) $600,000 out of $365,000,000; (MIST-HY) $1,425,000 out of $365,000,000

7.

Aggregate principal amount purchased by funds advised by BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion (out of the total offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered)): $25,000,000 out of $365,000,000

8.

Purchase price (net of fees and expenses):  $96.444

9.

Date offering commenced (if different from Date of Purchase):

10.

Offering price at end of first day on which any sales were made:

11.

Have the following conditions been satisfied:

Yes

No

a.

The securities are part of an issue registered under

the Securities Act of 1933, as amended, which

is being offered to the public, or are Eligible Municipal

Securities, or are securities sold in an

 Eligible Foreign

Offering or are securities sold in an Eligible Rule 144A

Offering or part of an issue of government

securities.

_X____

b.

The securities were purchased prior to the

end of the first day on which any sales

were made, at a price that was not more

than the price paid by each other

purchaser of securities in that offering

or in any concurrent offering of the

securities (except, in the case of an

Eligible Foreign Offering, for any rights

to purchase required by laws to be granted

to existing security holders of the

Issuer) or, if a rights offering, the

securities were purchased on or before the

fourth day preceding the day on which the

rights offering terminated.

_X___

c.

The underwriting was a firm commitment

underwriting.

_X___

d.

The commission, spread or profit was

reasonable and fair in relation to that

being received by others for underwriting

similar securities during the same period.

_X___

e.

In respect of any securities other than

Eligible Municipal Securities, the issuer

of such securities has been in continuous

operation for not less than three years

(including the operations of predecessors).

_X____

a.

Has the affiliated underwriter confirmed

that it will not receive any direct or indirect

benefit as a result of BlackRock's participation

in the offering?

_X____

Completed By: _Steven DeLaura___

            Date:      __03/31/11______

Reviewed By: __ Odette Rajwan________ Date:       ____03/31/2011_____

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